EXHIBIT 99.1

Irst

BFC Financial Corporation Reports Financial Results

For the Second Quarter, 2016

FORT LAUDERDALE, Florida – August 10, 2016 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for the three and six month periods ended June 30, 2016.

Overview and Highlights:

BFC Selected Financial Data (Consolidated)

Second Quarter 2016 Compared to Second Quarter 2015:

•	Total consolidated revenues of $193.0 million vs. $191.0 million
•	Net income attributable to BFC of $0.2 million vs. $84.3 million (1)
•	Diluted earnings per share of $0.0 vs. $0.97
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $23.4 million compared to $17.5 million

BFC Selected Financial Data (Consolidated)

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015:

•	Total consolidated revenues of $358.6 million vs. $341.0 million
•	Net income attributable to BFC of $5.7 million vs. $86.2 million (1)
•	Diluted earnings per share of $0.07 vs. $0.99
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $38.4 million compared to $10.0 million

(1) Net income attributable to BFC for the three and six month ended June 30, 2015 included a benefit for income taxes of $92.3 million due to the release of a portion of BFC’s valuation allowance on its net deferred tax asset.

As of June 30, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $385.0 million, and total consolidated equity of $495.9 million.  At  June 30, 2016, BFC’s book value per share was $4.61 compared to $4.08 at June 30, 2015.

“BFC and BBX Capital Corporation (“BBX Capital” or “BBX”) (NYSE: BBX) recently announced that they entered into a definitive merger agreement between the companies. As discussed in more detail below, BFC has held a meaningful stake in BBX since 1987, and if the proposed merger is consummated, BBX will be a wholly owned subsidiary of BFC. The proposed merger of BFC and BBX is anticipated to simplify our corporate structure and intended to consolidate and streamline the combined companies. Also discussed in more detail below, BFC announced that its Board declared a quarterly cash dividend on BFC’s Common Stock during the quarter and, subject to declaration by the Board each quarter, anticipates paying regular quarterly dividends in the future,”  commented Jarett S. Levan, Acting Chairman and Chief Executive Officer of BFC Financial.

On July 27, 2016,  BFC and BBX Capital entered into a definitive merger agreement between the companies. Under the terms of the merger agreement, which was unanimously approved by a special committee comprised of BBX’s independent directors as well as the boards of directors of both companies, BBX’s shareholders other than BFC will be entitled to receive, at their election, 5.4 shares of BFC’s Class A Common Stock or $20.00 in cash for each share of BBX’s Class A Common Stock held by them. BBX Capital’s shareholders will have the right to elect to make different elections with respect to different shares held by them so they may elect to receive all cash, all stock, or a combination of cash and stock in exchange for their shares. If the merger is consummated, BBX will be a wholly owned subsidiary of BFC.

On June 8, 2016, the Company announced that its Board of Directors had declared a cash dividend payment of $0.005 per share on its Class A and Class B Common Stock. The dividend was paid on July 20, 2016, to all shareholders of record at the close of trading on June 20, 2016. BFC has indicated its intention to, subject to declaration by its Board, pay regular quarterly dividends of $0.005 per share on its Class A and Class B Common Stock (an aggregate of $0.02 per share annually).

The results of operations and financial condition of the companies in which BFC holds a controlling financial interest, including BBX Capital Corporation and Woodbridge Holdings, LLC (“Woodbridge”), the parent company of Bluegreen, are consolidated in BFC’s financial statements. BFC currently holds an approximate 81% ownership interest in BBX Capital. Woodbridge is owned 54% by BFC and 46% by BBX Capital. Woodbridge’s principal asset is its 100% ownership interest in Bluegreen.

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The following selected information relates to the operating activities of Bluegreen and BBX Capital. See the supplemental tables below for the consolidating statements of operations for the three and six month periods ended June 30, 2016 and 2015.

Bluegreen Corporation

Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. Bluegreen markets, sells and manages vacation ownership interests (“VOIs)” in resorts,

which are generally located in popular, high-volume, “drive-to” vacation destinations. The resorts in which Bluegreen markets, sells or manages VOIs were either developed or acquired by Bluegreen, or were developed and are owned by third parties. Bluegreen earns fees for providing sales and marketing services to these third party developers. Bluegreen also earns fees by providing management services to the Bluegreen Vacation Club and property owners associations (“POAs”), mortgage servicing, VOI title services, reservation services, and construction design and development services. In addition, Bluegreen provides financing to individual purchasers of VOIs.

During the three month period ended June 30, 2016, Bluegreen paid cash dividends of $15.0 million to Woodbridge, Bluegreen’s parent company, and Woodbridge in turn paid $7.6 million of cash dividends to BFC and $6.5 million of cash dividends to BBX Capital. During the six month period ended June 30, 2016, Bluegreen paid cash dividends of $25.0 million to Woodbridge, and Woodbridge in turn paid $12.6 million of cash dividends to BFC and $10.7 million of cash dividends to BBX Capital.

Bluegreen Selected Financial Data

Second Quarter 2016 Compared to Second Quarter 2015:

•

System-wide sales of VOIs,  net of equity trade allowances (2),  were $159.7 million vs. $139.9 million. Included in system-wide sales are sales of VOIs made as part of  Bluegreen's "capital-light" business strategy(1), which were $125.8 million vs. $111.0 million, gross of equity trade allowances(2):

o	Sales of third party VOIs on a commission basis were $77.6 million vs. $70.9 million and generated sales and marketing commissions of $54.2 million vs. $48.0 million
o	Sales of secondary market VOIs were $26.8 million vs. $24.2 million
o	Sales of just-in-time VOIs were $21.4 million vs. $15.9 million
•	Average sales price per transaction was $13,293 versus $12,325
•	Sales volume per guest averaged $2,239 vs. $2,328
•	Tours increased 19% compared to prior year quarter
•	Other fee-based services revenue was $26.1 million vs. $24.9 million
•

Net income attributable to Bluegreen was $14.0 million vs. $17.9 million. Excluding special bonuses totaling $10.0 million paid to certain employees, Bluegreen’s net income would have been $20.1 million for the three months ended June 30, 2016.

•	EBITDA was $25.1 million vs. $32.2 million (3). Excluding the special bonuses discussed above, EBITDA would have been $35.1 million for the three months ended June 30, 2016.

•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $28.7 million compared to $18.2 million

Bluegreen Selected Financial Data

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015:

•

System-wide sales of VOIs,  net of equity trade allowances (2), were $286.7 million vs. $249.1 million. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy(1), which were $224.4 million vs. $189.4 million, gross of equity trade allowances(2):

o	Sales of third party VOIs on a commission basis were $137.7 million vs. $119.9 million and generated sales and marketing commissions of $94.3 million vs. $80.6 million
o	Sales of secondary market VOIs were $61.0 million vs. $46.8 million
o	Sales of just-in-time VOIs were $25.7 million vs. $22.7 million
•	Average sales price per transaction was $13,265 vs. $12,390
•	Sales volume per guest averaged $2,268 vs. $2,355
•	Tours increased 21% compared to prior year period
•	Other fee-based services revenue was $51.6 million vs. $48.7 million
•

Net income attributable to Bluegreen was $31.5 million vs. $33.9 million. Excluding special bonuses totaling $10.0 million paid to certain employees, Bluegreen’s net income would have been $37.6 million for the six months ended June 30, 2016.

•	EBITDA was $55.5 million vs. $63.0 million (3). Excluding the special bonuses discussed above, EBITDA would have been $65.5 million for the six months ended June 30, 2016.
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $60.0 million compared to $30.1 million

(1)

Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ POA and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.”

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of EBITDA to net income.

Bluegreen Summary for the Three and Six Months Ended June 30, 2016

System-wide sales of VOIs were $159.7 million and $286.7 million during the three and six months ended June 30, 2016, respectively, and $139.9 million and $249.1 million during the three and six months ended June 30, 2015, respectively. The growth in system-wide sales during the three and six months ended June 30, 2016 is primarily attributable to an increase of 19% and 21%, respectively, in the number of total prospect tours, which included an increase of 27% and 29%, respectively, in the number of new prospect tours, and an increase of 8% and 7%, respectively, in the average sales price per transaction. These increases were partially offset by a decrease of 11% and 10%, respectively, in the sale to tour conversion ratio for total prospects and a decrease of 11% and 9%, respectively, in the sale to tour conversion ratio for new prospects.

Fee-based sales commission revenue was $54.2 million and $48.0 million during the three months ended June 30, 2016 and 2015, respectively, and $94.3 million and $80.6 million during the six months ended June 30, 2016 and 2015, respectively.  The increase in the sales of third-party developer inventory during the 2016 periods were due primarily to the factors described above related to the increase in system-wide sales of VOIs. In addition, Bluegreen earned an average sales and marketing commission of 70% and 69% during the three and six months ended June 30, 2016, respectively, as compared to 68% and 67% during the three and six months ended June 30, 2015, respectively. The increase in the second quarter of 2016 included an incentive commission of $1.7 million earned as a result of the achievement of certain sales thresholds pursuant to the terms and conditions of the applicable contractual arrangement.

Other fee-based services revenue increased 4% to $26.1 million for the three months ended June 30, 2016 and 6% to $51.6 million for the six months ended June 30, 2016. Fee-based management services revenues increased during the 2016 periods compared to the 2015 periods primarily as a result of cumulative increases in the number of owners in the Bluegreen Vacation Club.

Net interest spread was $13.9 million and $12.6 million during the three months ended June 30, 2016 and 2015, respectively, and $28.2 million and $22.0 million during the six months ended June 30, 2016 and 2015, respectively. The increase in net interest spread during the three and six months ended June 30, 2016 is primarily due to additional interest income of $0.4 million and $2.4 million recognized by Bluegreen during the three and six months ended June 30, 2016, respectively, related to an $80.0 million loan made to BFC during April 2015.

Bluegreen generated “free cash flow” (cash flow from operating activities less capital expenditures) of $60.0 million during the six months ended June 30, 2016 compared to $30.1 million during the six months ended June 30, 2015. The increase for the 2016 period is primarily due to decreased spending on the acquisition and development of inventory. During the first six months of 2016, Bluegreen paid $5.2 million for development expenditures primarily related to the Bluegreen/Big Cedar Vacations Joint Venture, as compared to $19.7 million in the 2015 period. Additionally, Bluegreen paid $2.7 million for Just-in-Time inventory purchases during the first six months of 2016 as compared to $9.9 million during the same 2015 period. This increase was partially offset by the impact of a decrease in cash realized within 30 days of sale to

41% during the six months ended June 30, 2016 from 47% during the six months ended June 30, 2015.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as investments in and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.

BBX Selected Financial Data

Second Quarter 2016 Compared to Second Quarter 2015:

•	Total consolidated revenues of $24.0 million vs. $38.6 million
•	Net loss attributable to BBX Capital of ($2.2) million vs. net income of $4.1 million
•	Equity in income of Woodbridge Holdings, LLC of $5.1 million vs. loss of ($10.2) million

BBX Selected Financial Data

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015:

•	Total consolidated revenues of $47.7 million vs. $60.3 million
•	Net loss attributable to BBX Capital of ($2.5) million vs. net income of $5.2 million
•	Diluted loss per share of ($0.15) vs. diluted earnings per share of $0.31
•	Equity in income of Woodbridge Holdings, LLC of $11.8 million vs. net loss of ($4.4) million

As of June 30, 2016, BBX Capital had total consolidated assets of $390.5 million, shareholders' equity attributable to BBX Capital of $335.5 million, and total consolidated equity of $337.4 million. At June 30, 2016,  BBX Capital’s book value per share was $20.47 vs. $19.63 at June 30, 2015.

For more detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s financial results press release for the quarter ended June 30, 2016, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov,  and on BBX Capital’s website, www.BBXCapital.com.

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For more complete and detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016,  and BFC’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC's website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

______________________________

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of June 30, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $385.0 million, and total consolidated equity of $495.9 million. BFC’s book value per share at June 30, 2016 was $4.61.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of June 30, 2016, BBX Capital had total consolidated assets of $390.5 million, shareholders' equity attributable to BBX Capital of $335.5 million, and total consolidated equity of $337.4 million. BBX Capital’s book value per share at June 30, 2016 was $20.47.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954-940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

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Additional Information and Where to Find it:

BFC will file with the SEC a Registration Statement on Form S-4 that will include a prospectus of BFC and a proxy statement of BBX Capital relating to the proposed merger between the companies discussed in this press release. The proxy statement/prospectus will be sent to the shareholders of BBX. Investors and shareholders will be able to obtain a copy of the proxy statement/prospectus and other documents filed with the SEC containing information about BFC and BBX Capital free-of-charge from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by BFC will be made available free-of-charge on BFC’s website at www.bfcfinancial.com,  under the “Investor Relations” tab, or by written request to BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4900. Copies of documents filed with the SEC by BBX Capital will be made available free-of-charge on BBX Capital’s website at www.bbxcapital.com,  under the “Investor Relations” tab, or by written request to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4000. Investors and shareholders are advised to read the proxy statement/prospectus when it is available because it will contain important information.

BFC, BBX and certain of their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from BBX’s shareholders in connection with the proposed merger. Information about the directors and executive officers of BFC is set forth in BFC’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2016. Information about the directors and executive officers of BBX Capital is set forth in BBX Capital’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2016. These documents can be obtained free-of-charge from the sources indicated above.  Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction where such an offer or solicitation is unlawful. Any such offer will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,”

“our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties which include the impact of economic, competitive and other factors affecting the Company and its investments and assets, and are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein, including, but not limited to: those relating to the proposed merger described in this press release, the potential benefits of the merger, including, without limitation, that the simplification of BFC’s corporate structure and/or the efficiencies expected to result from the merger may not be realized, the ability of the parties to satisfy all of the conditions to closing the merger, and the risk that the proposed transaction may not otherwise be consummated in accordance with the contemplated terms, or at all; and uncertainties related to BFC’s expectancy of paying regular quarterly cash dividends on its Common Stock, including that any such dividends are subject to declaration by BFC’s board of directors and may not be paid in the amount anticipated, when anticipated, or at all. In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, or long term growth, or for operations or investments to result in increased value; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all; the risk that BFC may not achieve growth through its operating businesses or real estate opportunities to the extent anticipated or at all; risks relating to the monetization of BBX Capital’s legacy portfolio; risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries, and with respect to the adverse judgment in the action brought by the SEC against BBX Capital and its former Chairman, who also was BFC’s Chairman, risks relating to claims for reimbursement by insurers, and reputational risks and risks relating to the loss of the services of BFC’s Chairman.  The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will continue to increase; and the risk that Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, and the other risks and uncertainties described in BBX Capital’s financial results press release for the quarter ended June 30, 2016, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including BFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2015,  which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Further, this press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. BFC cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended June 30, 2016.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$68,542	-	-	-	68,542
Fee-based sales commission revenue	54,188	-	-	-	54,188
Other fee-based services revenue	26,056	-	-	-	26,056
Trade sales	-	21,250	-	-	21,250
Interest income	22,237	913	-	(2,000)	21,150
Other revenue	-	1,876	-	(97)	1,779
Total revenues	171,023	24,039	-	(2,097)	192,965

Costs and Expenses:
Cost of sales of VOIs	9,666	-	-	-	9,666
Cost of other fee-based services	16,577	-	-	-	16,577
Cost of trade sales	-	18,959	-	-	18,959
Interest expense	8,378	27	3,333	(2,000)	9,738
Recoveries from loan losses	-	(6,287)	-	-	(6,287)
Asset impairments	-	1,759	-	-	1,759
Selling, general and administrative expenses	115,359	18,479	8,639	(273)	142,204
Total costs and expenses	149,980	32,937	11,972	(2,273)	192,616

Equity in earnings of Woodbridge Holdings, LLC	-	5,059	-	(5,059)	-
Equity in net earnings of unconsolidated real
estate joint ventures	-	1,655	154	(154)	1,655
Foreign exchange gain	-	110	-	-	110
Other (loss) income	(48)	-	398	(161)	189
Income (loss) before income taxes	20,995	(2,074)	(11,420)	(5,198)	2,303
(Provision) benefit for income taxes	(7,030)	-	771	6,627	368
Net income (loss)	$13,965	(2,074)	(10,649)	1,429	2,671
Less: Net income attributable to
noncontrolling interests	2,866	112	-	(551)	2,427
Net income (loss) attributable to BFC	$11,099	(2,186)	(10,649)	1,980	244

(1)	Includes interest expense associated with Woodbridge’s trust preferred securities (“TruP’s”), corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended June 30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$59,732	-	-	-	59,732
Fee-based sales commission	47,974	-	-	-	47,974
Other fee-based services revenue	24,948	-	-	-	24,948
Trade sales	-	19,583	-	-	19,583
Interest income	21,420	2,090	-	(1,622)	21,888
Other revenue	-	16,942	-	(96)	16,846
Total revenues	154,074	38,615	-	(1,718)	190,971

Costs and Expenses:
Cost of sales of VOIs	7,381	-	-	-	7,381
Cost of other fee-based services	16,748	-	-	-	16,748
Cost of trade sales	-	14,195	-	-	14,195
Interest expense	8,829	31	2,812	(1,769)	9,903
Recoveries from loan losses	-	(6,608)	-	-	(6,608)
Recoveries on assets	-	(810)	-	-	(810)
Litigation settlement	-	-	36,500	-	36,500
Selling, general and administrative	94,270	15,320	4,957	(251)	114,296
Total costs and expenses	127,228	22,128	44,269	(2,020)	191,605

Equity in losses of Woodbridge Holdings, LLC	-	(10,168)	-	10,168	-
Equity in net losses of unconsolidated
real estate joint ventures	-	(291)	(125)	125	(291)
Foreign exchange gain	-	70	-	-	70
Other income	948	-	626	(460)	1,114

Income (loss) before income taxes	27,794	6,098	(43,768)	10,135	259
(Provision) benefit for income taxes	(9,921)	222	75,471	24,581	90,353
Net income	17,873	6,320	31,703	34,716	90,612
Less: Net income attributable to
noncontrolling interests	2,825	2,182	-	1,310	6,317
Net income attributable to BFC	$15,048	4,138	$31,703	33,406	84,295

(1)	Includes interest expense associated with Woodbridge’s trust preferred securities (“TruP’s”), corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the six months ended June 30, 2016.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$124,912	-	-	-	124,912
Fee-based sales commission revenue	94,335	-	-	-	94,335
Other fee-based services revenue	51,611	-	-	-	51,611
Trade sales	-	42,212	-	-	42,212
Interest income	44,233	1,980	-	(4,000)	42,213
Other revenue	-	3,519	-	(198)	3,321
Total revenues	315,091	47,711	-	(4,198)	358,604

Costs and Expenses:
Cost of sales of VOIs	13,582	-	-	-	13,582
Cost of other fee-based services	31,587	-	-	-	31,587
Cost of trade sales	-	34,006	-	-	34,006
Interest expense	16,052	128	6,625	(4,000)	18,805
Recoveries from loan losses	-	(8,035)	-	-	(8,035)
Asset impairments	-	1,722	-	-	1,722
Selling, general and administrative expenses	205,534	35,701	13,521	(497)	254,259
Total costs and expenses	266,755	63,522	20,146	(4,497)	345,926

Equity in earnings of Woodbridge Holdings, LLC	-	11,794	-	(11,794)	-
Equity in net earnings of unconsolidated real
estate joint ventures	-	1,313	154	(154)	1,313
Foreign exchange gain	-	320	-	-	320
Other income	86	-	665	(299)	452
Income (loss) before income taxes	48,422	(2,384)	(19,327)	(11,948)	14,763
(Provision) benefit for income taxes	(16,875)	-	771	11,365	(4,739)
Net income (loss)	$31,547	(2,384)	(18,556)	(583)	10,024
Less: Net income attributable to
noncontrolling interests	4,803	115	-	(620)	4,298
Net income (loss) attributable to BFC	$26,744	(2,499)	(18,556)	37	5,726

(1)	Includes interest expense associated with Woodbridge’s trust preferred securities (“TruP’s”), corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the six months ended June 30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$112,914	-	-	-	112,914
Fee-based sales commission	80,574	-	-	-	80,574
Other fee-based services revenue	48,701	-	-	-	48,701
Trade sales	-	39,118	-	-	39,118
Interest income	40,315	2,908	-	(1,622)	41,601
Other revenue	-	18,298	-	(195)	18,103
Total revenues	282,504	60,324	-	(1,817)	341,011

Costs and Expenses:
Cost of sales of VOIs	12,247	-	-	-	12,247
Cost of other fee-based services	31,549	-	-	-	31,549
Cost of trade sales	-	28,030	-	-	28,030
Interest expense	18,269	188	3,982	(1,916)	20,523
Recoveries from loan losses	-	(10,429)	-	-	(10,429)
Recoveries on assets	-	(1,873)	-	-	(1,873)
Litigation settlement	-	-	36,500	-	36,500
Selling, general and administrative	169,828	32,071	10,256	(510)	211,645
Total costs and expenses	231,893	47,987	50,738	(2,426)	328,192

Equity in losses of Woodbridge Holdings, LLC	-	(4,365)	-	4,365	-
Equity in net losses of unconsolidated
real estate joint ventures	-	(595)	(125)	125	(595)
Foreign exchange loss	-	(399)	-	-	(399)
Other income	1,839	-	986	(610)	2,215

Income (loss) before income taxes	52,450	6,978	(49,877)	4,489	14,040
(Provision) benefit for income taxes	(18,527)	219	75,471	24,581	81,744
Net income	33,923	7,197	25,594	29,070	95,784
Less: Net income attributable to
noncontrolling interests	5,611	2,025	-	1,967	9,603
Net income attributable to BFC	$28,312	5,172	$25,594	27,103	86,181

(1)	Includes interest expense associated with Woodbridge’s trust preferred securities (“TruP’s”), corporate overhead of BFC and Woodbridge, and BFC’s other income 14

The following tables present Bluegreen’s EBITDA, defined below, for the three and six months ended June 30, 2016 and 2015, as well as a reconciliation of EBITDA to net income (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Income from Bluegreen	$13,965	17,873	31,547	33,923
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,035)	(1,629)	(4,055)	(1,637)
Interest expense	8,378	8,829	16,052	18,269
Interest expense on Receivable-Backed Debt	(4,668)	(5,057)	(9,748)	(10,634)
Provision for Income and Franchise Taxes	7,056	9,949	16,953	18,607
Depreciation and Amortization	2,374	2,263	4,725	4,491
EBITDA	$25,070	32,228	55,474	63,019

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company considers Bluegreen’s EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Woodbridge Holdings, LLC

Consolidated Statement of Financial Condition- Unaudited

(In thousands)

	As of June 30, 2016			As of December 31, 2015
		Woodbridge	Consolidated		Woodbridge	Consolidated
	Bluegreen	Parent only	Woodbridge	Bluegreen	Parent only	Woodbridge
Assets

Cash and cash equivalents	$150,487	560	151,047	115,524	520	116,044
Restricted cash	57,043	-	57,043	56,714	-	56,714
Notes receivable, net	417,820	-	417,820	415,598	-	415,598
Notes receivable from related parties	80,000	-	80,000	80,000	-	80,000
Inventory	215,788	-	215,788	220,211	-	220,211
Property and equipment, net	71,805	-	71,805	71,937	-	71,937
Intangible assets	61,863	-	61,863	61,977	-	61,977
Other assets	66,827	595	67,422	61,190	604	61,794
Total assets	$1,121,633	1,155	1,122,788	1,083,151	1,124	1,084,275

Liabilities and Equity

Accounts payable, accrued liabilities and other	91,146	48	91,194	84,717	(91)	84,626
Deferred income	35,095	-	35,095	28,847	-	28,847
Deferred tax liability, net	128,007	(1,699)	126,308	111,131	(929)	110,202
Receivable-backed notes payable - recourse	61,645	-	61,645	89,888	-	89,888
Receivable-backed notes payable - nonrecourse	352,451	-	352,451	314,024	-	314,024
Notes and mortgage notes payable	90,806	-	90,806	99,609	-	99,609
Junior subordinated debentures	68,256	83,276	151,532	67,255	83,230	150,485
Total liabilities	827,406	81,625	909,031	795,471	82,210	877,681

Stockholders' equity
Total Bluegreen Corporation shareholders' equity	246,227	(80,470)	165,757	244,483	(81,086)	163,397
Noncontrolling interest	48,000	-	48,000	43,197	-	43,197
Total equity	294,227	(80,470)	213,757	287,680	(81,086)	206,594
Total liabilities and equity	$1,121,633	1,155	1,122,788	1,083,151	1,124	1,084,275